UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities and Exchange Act of 1934

February 5, 2013 (January 30, 2013)
Date of report (Date of earliest event reported)

Gramercy Capital Corp.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-32248	06-1722127
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

420 Lexington Avenue	10170
New York, New York	(Zip Code)
(Address of Principal Executive Offices)

(212) 297-1000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing of obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On January 30, 2013, Gramercy Investment Trust, a Maryland real estate investment trust ("GIT"), Gramercy Investment Trust II, a Maryland real estate investment trust ("GIT II"), GKK Manager LLC, a Delaware limited liability company ("GKKM"), Gramercy Loan Services LLC, a Delaware limited liability company ("GLS"), GKK Liquidity LLC, a Delaware limited liability company ("GKKL"; and together with GIT, GIT II, GKKM and GLS, the "Sellers"), CWCapital Investments LLC, a Massachusetts limited liability company (the "Purchaser"), and, in each case solely for the purposes of Articles IX and X thereof, Gramercy Capital Corp., a Maryland corporation (the "Company"), and CW Financial Services LLC, a Massachusetts limited liability company ("CWFS"), entered into a Sale and Purchase Agreement (the "Sale and Purchase Agreement").

Pursuant to the terms and conditions of the Sale and Purchase Agreement and in exchange for $9.9 million in cash, less certain adjustments described below, the Sellers will sell to the Purchaser (i) all of GKKM's rights as the collateral manager pursuant to each of the collateral management agreements, indentures, preferred shares paying agency agreements, securities account control agreements and certain servicing agreements (collectively, the "CDO Agreements") for Gramercy Real Estate CDO 2005-1, Ltd., a Cayman Islands company ("CDO Issuer 2005"), Gramercy Real Estate CDO 2006-1, Ltd., a Cayman Islands company ("CDO Issuer 2006"), and Gramercy Real Estate CDO 2007-1, Ltd., a Cayman Islands company ("CDO Issuer 2007"; and together with CDO Issuer 2005 and CDO Issuer 2006, the "CDOs"), including all of its rights to receive collateral management fees and other amounts payable to GKKM under such agreements and to remove and appoint special servicers; and (ii) all of GLS' rights to receive accrued and unpaid servicing fees and other compensation pursuant to the CDO Agreements and all other servicing, liquidation and workout fees payable to GLS relating to such agreements. The Sellers are not selling pursuant to the Sale and Purchase Agreement any rights to receive any amounts advanced by them as servicing advances. The Purchaser will assume the liabilities arising from the collateral management and servicing of the assets transferred to the Purchaser under the Sale and Purchase Agreement to the extent such liabilities arise on or following the date that the transfer under the Sale and Purchase Agreement is completed (the “Closing Date”), with the Sellers retaining liability for the collateral management and servicing of such assets on and prior to the Closing Date. In addition, on the Closing Date, GKKL will resign as advancing agent under the indentures for the CDOs and the Sellers will use all reasonable efforts to cause the appointment of the Purchaser as GKKL’s successor. The purchase price will be reduced by the amount of any accrued servicing fees paid to GLS between November 19, 2012 and the Closing Date.

The Sellers are retaining certain equity interests in the CDOs, including common shares, preferred shares and Class J and K notes issued by the CDOs (“Retained CDO Equity”). Following the Closing Date and until the CDOs are liquidated, each Seller has agreed not to sell any Retained CDO Equity without the prior written consent of the Purchaser; provided, however, that, each Seller may sell any Retained CDO Equity (A) if, in the case of any transfer that is effective during the period between the date that is 18 months following the Closing Date and the three year anniversary of the Closing Date, the Sellers pay to the Purchaser cash in the amount of $500,000 and (B) from time to time following the date that is the three year anniversary of the Closing Date, without any payment to the Purchaser. In addition, following the Closing Date, the Sellers have agreed to not seek to remove CWCapital Asset Management LLC or its affiliates as collateral manager, advancing agent or special servicer for the CDOs other than, in the case of removal of the collateral manager or advancing agent, for events constituting fraud, gross negligence or bankruptcy.

The Sale and Purchase Agreement contains other covenants including (i) agreements by the Sellers to conduct business relating to the assets to be sold to the Purchaser consistent with the Sellers' current practice and to provide the Purchaser with access to all information relating to such assets; (ii) a mutual confidentiality provision; (iii) an agreement by the parties to use their reasonable efforts to cause the closing to be promptly completed; and (iv) an agreement by the parties to cooperate for a 90-day period following the Closing Date.

The Sale and Purchase Agreement includes customary representations and warranties by each Seller and the Purchaser.

Obligations of each party under the Sale and Purchase Agreement to consummate the transactions described therein are subject to certain customary conditions, including that all approval and notices have been obtained or sent by each party, no injunctions are preventing either party from completing such transactions, the CDOs and the majority controlling class of each CDO consent to certain of such transactions, and applicable rating agency confirmations have been obtained. In addition, the obligations of the Purchaser to consummate the transactions under the Sale and Purchase Agreement will be subject to the accuracy of the Sellers’ representations, the performance of the Sellers’ obligations, the receipt of a legal opinion from counsel for the Sellers and certain specified waiver letters, and the absence of any material changes to the transferred assets.

The Sellers' post-closing obligations under the Sale and Purchase Agreement include certain indemnity obligations that are guaranteed by the Company. From and after the Closing Date, the Sellers and the Company, jointly and severally, will be liable for any liability suffered or incurred by the Purchaser to the extent arising out of (i) any breach of any Seller representation; (ii) any breach of any Seller covenant; or (iii) any retained liabilities. Additionally, the Purchaser's post-closing obligations under the Sale and Purchase Agreement include certain indemnity obligations that are guaranteed by CWFS. From and after the Closing Date, the Purchaser and CWFS, jointly and severally, will be liable for any liability suffered or incurred by the Sellers to the extent arising out of (i) any breach of any Purchaser representation; (ii) any breach of any Purchaser covenant; or (iii) any assumed liabilities. The indemnification obligations of each party under the Sale and Purchase Agreement are subject to certain customary limitations as forth in the Sale and Purchase Agreement.

Concurrently with the execution of the Sale and Purchase Agreement, the Purchaser delivered a cash deposit to an escrow agent in the amount of $990,000. The Sale and Purchase Agreement may be terminated by one party if there has been a material breach by the other party of any of its representations, warranties, covenants or agreements. If conditions precedent are not satisfied, the Sale and Purchase Agreement may also be terminated by either party if the transaction is not completed by March 15, 2013. The sole and exclusive remedy for terminations due to material breach is either retention of the deposit (for termination by the Sellers due to breach by the Purchaser) or return of the deposit plus payment of $1,000,000 (for termination by Purchaser due to breach by a Seller).

The foregoing description of the Sale and Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Sale and Purchase Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On January 31, 2013, the Company issued a press release announcing the execution of the Sale and Purchase Agreement. A copy of the Company’s press release is furnished as Exhibit 99.1 and is incorporated herein by reference.

The information disclosed under this Item 7.01, including Exhibit 99.1 hereto, is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.

10.1	Sale and Purchase Agreement, dated January 30, 2013, by and among Gramercy Investment Trust, Gramercy Investment Trust II, GKK Manager LLC, Gramercy Loan Services LLC, GKK Liquidity LLC, Gramercy Capital Corp., CWCapital Investments LLC and CW Financial Services LLC.
99.1	Press Release of Gramercy Capital Corp., dated January 31, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 5, 2013

GRAMERCY CAPITAL CORP.

By:	/s/ Jon W. Clark
Name: Jon W. Clark
Title: Chief Financial Officer

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